Exhibit 99.1


Protocol Systems Inc., Pryon Corporation Stockholders Approve Merger

Beaverton, Ore. -- July 10, 1996 -- Protocol Systems Inc. and Pryon Corporation today announced that the stockholders of both companies have approved the merger of Pryon Corporation with a wholly-owned subsidiary of Protocol Systems Inc. Pryon shareholders voted July 8 and Protocol shareholders voted at the Protocol annual meeting held today. The transaction closed today, July 10.

"The merger with Pryon not only grows our company and provides us a key technology, but also gives us a pathway to expand our business by becoming a significant provider of OEM technologies to the medical device industry," said James B. Moon, Protocol Systems president and chief executive officer. "Strategically, we expect this merger to create immediate and long-term synergy in revenue and earnings growth. Excluding transaction-related charges of approximately $1,800,000, we expect earnings accretion in the first year."

Under the terms of the merger agreement, 1,332,485 shares of Protocol common stock were exchanged for all of the outstanding capital stock of Pryon, or an exchange ratio of approximately 5.65 Protocol shares for each Pryon share. The merger is intended to qualify as a tax-free reorganization and a pooling-of-interests for accounting and financial reporting purposes. As of today, Protocol has a total market valuation of approximately $176 million.

Since the merger agreement was announced February 20, 1996, the companies have been working together to move distribution of Pryon's standalone capnographs, the SC-210 and SC-300, to Protocol's worldwide sales organization. Protocol will operate Pryon as a wholly-owned subsidiary and will retain key management personnel and continue engineering, manufacturing and OEM sales operations at Pryon's current Menomonee Falls, Wisconsin facility. Daniel F. Carsten, 48, president and chief executive officer of Pryon, has assumed a position on the Protocol Systems board of directors. Protocol expects to selectively market other proprietary vital signs technologies it owns through Pryon's OEM channels. Protocol presently owns proprietary vital signs technologies relating to electrocardiography (ECG), noninvasive and invasive blood pressure, impedance respiration, and arrhythmia detection.

Pryon is a leader in the design, manufacture and marketing of mainstream and sidestream CO2 sensors and electronic subsystems primarily to OEM customers which in turn package the Pryon technology in their own monitoring instrumentation. Pryon's OEM customers consist of leading worldwide manufacturers of various patient monitoring systems including Nellcor Puritan Bennett, SpaceLabs Medical, Marquette Electronics, NEC Medical Equipment and Nihon Kohden among others. Capnography refers to the measurement and continuous graphical display of the carbon dioxide
(CO2) content in the patient's airway. CO2 concentration in a patient's respiratory gases serves as an early and accurate indicator of circulatory, pulmonary or metabolic distress.

Protocol Systems Inc. (NASDAQ: PCOL) designs, manufactures and markets patient monitoring instruments and systems utilizing innovative design, advanced software concepts and leading electronic technology. Since shipping its first Propaq monitor in 1988, Protocol has now shipped over 35,000 Propaq monitors to health care providers in more than 80 countries throughout the world. Based in Beaverton, Ore., Protocol employs 270 people. Pryon Corporation employs 104 people in Menomonee Falls, Wisconsin.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: the statements which are not historical facts contained in this release are forward looking statements that involve risks and uncertainties, including but not limited to, product demand and market acceptance risk, the effect of economic conditions, the impact of competitive products and pricing, product development, commercialization and technological difficulties, capacity and supply constraints or difficulties, the results of financing efforts, actual purchases under agreements, the effects of the Company's accounting policies, and other risks detailed in the Company's Securities and Exchange Commission filings.

Protocol and Propaq are registered trademarks of Protocol Systems Inc.

Other product names mentioned herein are for identification purposes only and may be the trademarks or registered trademarks of their respective companies.

                                        # # #


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
                           CONSOLIDATED FINANCIAL HIGHLIGHTS
                     (dollars in thousands except per share amounts)
                                      (unaudited)


                                     Protocol/Pryon - Consolidated
                                               1995                             1996

                              Q-1      Q-2      Q-3      Q-4     1995            Q-1


Sales                       $12,944  $13,343  $15,222  $18,093  $59,602        $16,239

Gross Profit                 $6,838   $7,139   $7,860   $9,972  $31,809         $8,884
  % of sales                  52.8%    53.5%    51.6%    55.1%    53.4%          54.7%

R & D                        $2,064   $1,963   $1,848   $1,844   $7,719         $2,254
  % of sales                  15.9%    14.7%    12.1%    10.2%    13.0%          13.9%

S,G & A                      $3,993   $4,524   $4,569   $4,994  $18,080         $4,749
  % of sales                  30.8%    33.9%    30.0%    27.6%    30.3%          29.2%

Operating Income               $781     $652   $1,443   $3,134   $6,010         $1,881
  % of sales                   6.0%     4.9%     9.5%    17.3%    10.1%          11.6%

Other Income                   $224     $220     $239     $233     $916           $267

Income Taxes                   $192     $207     $430     $699   $1,528           $595

Net Income                     $813     $665   $1,252   $2,668   $5,398         $1,553

Net Income per Share          $ .09    $ .07    $ .14    $ .29    $ .60          $ .17

Weighted Average Shares       8,940    8,911    9,092    9,133    9,010          9,369
(in thousands)


                                    Intercompany Eliminations
                                               1995                             1996

                              Q-1      Q-2      Q-3      Q-4     1995            Q-1


Sales                         ($291)   ($520)   ($485)   ($445) ($1,741)         ($685)

Gross Profit                   ($27)    ($77)    ($77)     $83     ($98)           $23

Net Income                     ($27)    ($77)    ($77)     $83     ($98)           $23




                                Protocol Systems, Inc. - Historical
                                               1995                             1996

                              Q-1      Q-2      Q-3      Q-4     1995            Q-1


Sales                       $10,176  $10,761  $12,747  $15,383  $49,067        $13,789

Gross Profit                 $5,597   $5,905   $6,754   $8,617  $26,873         $7,481
  % of sales                  55.0%    54.9%    53.0%    56.0%    54.8%          54.3%

R & D                        $1,695   $1,556   $1,442   $1,497   $6,190         $1,795
  % of sales                  16.7%    14.5%    11.3%     9.7%    12.6%          13.0%

S,G & A                      $3,465   $3,905   $3,946   $4,272  $15,588         $4,083
  % of sales                  34.1%    36.3%    31.0%    27.8%    31.8%          29.6%

Operating Income               $437     $444   $1,366   $2,848   $5,095         $1,603
  % of sales                   4.3%     4.1%    10.7%    18.5%    10.4%          11.6%

Other Income                   $257     $287     $287     $280   $1,111           $320

Income Taxes                   $192     $207     $430     $699   $1,528           $595

Net Income                     $502     $524   $1,223   $2,429   $4,678         $1,328

Net Income per Share          $ .07    $ .07    $ .16    $ .31    $ .61          $ .17

Weighted Average Shares       7,632    7,603    7,794    7,810    7,701          8,042
(in thousands)


                                  Pryon Corporation - Historical
                                               1995                             1996

                              Q-1      Q-2      Q-3      Q-4     1995            Q-1


Sales                        $3,059   $3,102   $2,960   $3,155  $12,276         $3,135

Gross Profit                 $1,268   $1,311   $1,183   $1,272   $5,034         $1,380
  % of sales                  41.5%    42.3%    40.0%    40.3%    41.0%          44.0%

R & D                          $369     $407     $406     $347   $1,529           $459
  % of sales                  12.1%    13.1%    13.7%    11.0%    12.5%          14.6%

S,G & A                        $528     $619     $623     $722   $2,492           $666
  % of sales                  17.3%    20.0%    21.0%    22.9%    20.3%          21.2%

Operating Income               $371     $285     $154     $203   $1,013           $255
  % of sales                  12.1%     9.2%     5.2%     6.4%     8.3%           8.1%

Other Income (Expense)         ($33)    ($67)    ($48)    ($47)   ($195)          ($53)

Income Taxes                     $0       $0       $0       $0       $0             $0

Net Income                     $338     $218     $106     $156     $818           $202

Net Income per Share          $ .26    $ .17    $ .08    $ .12    $ .63          $ .15

Weighted Average Shares       1,308    1,308    1,297    1,323    1,309          1,327
(in thousands)